                                                                   EXHIBIT 10.12


                           FIRST AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                            DATED AS OF MAY 31, 1999


                                BETWEEN AND AMONG


                             HERITAGE SERVICE CORP.,
                             A DELAWARE CORPORATION

                                   "BORROWER"

                                       AND

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION,

                      MERCANTILE BANK NATIONAL ASSOCIATION,

                                       AND

                            LOCAL OKLAHOMA BANK, N.A.

                                     "BANKS"

                                       AND

                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                     AS "ADMINISTRATIVE AGENT" FOR THE BANKS

                                       AND

                      MERCANTILE BANK NATIONAL ASSOCIATION

                           AS "CO-AGENT" FOR THE BANKS


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                           FIRST AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


         THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of May 31, 1999 (this "Agreement"), is entered into among HERITAGE SERVICE CORP., a Delaware corporation (the "Borrower") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOk"), MERCANTILE BANK NATIONAL ASSOCIATION ("Mercantile"), and LOCAL OKLAHOMA BANK, N.A. ("Local") (collectively referred to herein as the "Banks"), BOk , as administrative and structuring agent for the Banks (in such capacity the "Administrative Agent") and Mercantile, as co-agent for the Banks (in such capacity, the "Co-Agent").

                                    ARTICLE I

                       DEFINITIONS; ACCOUNTING PRINCIPLES,

                       TERMS AND DEFINITIONS; CONSTRUCTION

         1.1 Definitions. Capitalized terms are used in this Agreement with the specific meanings defined below in this Section 1.1 or in Schedule I annexed hereto.

         "Agents" means collectively the Administrative Agent and the Co-Agent.

         "Agreement" means this Agreement as from time to time amended, modified and in effect.

         "Applicable Rate" means, at any date, with respect to each Eurodollar Loan and with respect to each Base Rate Loan, the rate of interest per annum as determined on Schedule I annexed hereto.

         "Bank" means each of the Persons listed as Banks on the signature page hereto, including each of BOk, Mercantile and Local in its capacity as a Bank and such other Persons who may from time to time own a Percentage Interest in the Indebtedness.

         "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Tulsa, Oklahoma are authorized or required by law or other governmental action to close.

         "Base Rate" means, on any date, the greater of (i) the rate of interest announced by BOk at the Tulsa Office as its Base Rate or (ii) the sum of one-half percentage point (1/2%) plus the Federal Funds Rate.

         "Base Rate Loan" means each portion of the Loan bearing interest determined by reference to the Base Rate.

         "BOk" means Bank of Oklahoma, National Association.

         "Business" means providing repair, installation and maintenance services for propane heating systems and the sale and distribution of propane - related supplies and equipment, including appliances.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time.

         "Closing Date" means May 31, 1999.

         "Commitment" means, with respect to any Bank, such Bank's obligation to extend the Revolver Facility contemplated by Article II.

         "Environmental Laws" means all applicable federal, state, local and foreign laws, rules or regulations as amended from time to time, relating to emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection


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with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances or wastes, as defined under such applicable laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;
(iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iv) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vii) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (viii) the occurrence of a "prohibited transaction" with respect to which the Borrower is a "disqualified person" (within the meaning of Section 4975 of the Code) and with respect to which the Borrower would be liable for the payment of an excise tax.

         "Event of Default" means any of the events specified in Section 9.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Existing Credit Agreement" means the Revolving Credit Agreement dated as of December 23, 1996, between and among the Borrower, BOk and BankBoston, as lenders, and BankBoston, as Administrative Agent, and BOk, as Documentation Agent.

         "Final Maturity Date" means June 30, 2002.

         "Hazardous Substance" means any substance so designated pursuant to CERCLA, asbestos, petroleum, urea formaldehyde insulation and petroleum by-products (other than propane).

         "Indebtedness" shall mean and include any and all: (i) indebtedness, obligations and liabilities of Borrower to the Banks pursuant to the terms of this Agreement, including the obligations of the Borrower as evidenced by the Notes and all lawful interest and other charges and all court costs, reasonable attorneys' fees and other collection costs or charges incurred with respect thereto; (ii) costs and expenses paid or incurred by the Agents and/or Banks in enforcing or attempting to enforce collection of any Indebtedness and in preserving, enforcing or realizing upon or attempting to preserve, enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank from the date of such expenditure at an annual rate equal to the Default Rate; and (iii) sums expended by the Agents and/or Banks in curing any Event of Default or Default of Borrower under the terms of this Agreement or any other security agreement or other writing evidencing or securing the payment of the Notes together with interest on the amount of each such expenditure from the respective dates thereof at an annual rate equal to the Default Rate.

         "Lien" means any mortgage, pledge, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential


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arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "Loans" means the Revolver Loans.

         "Loan Documents" means this Agreement (as amended, modified or extended from time to time), the Notes, the Security Agreement and applicable Financing Statements.

         "Local" means Local Oklahoma Bank, N.A.

         "Material Adverse Effect" means (i) a material adverse effect on the business, assets or financial condition of the Borrower, (ii) a material impairment of the ability of the Borrower to perform any of its obligations under the Loan Documents to which it is a party or (iii) a material adverse effect on the enforceability of any of the Loan Documents.

         "Mercantile" means Mercantile Bank National Association.

         "Notes" means the Revolver Notes described in Section 2.1.4.

         "Operating Partnership Credit Agreement" shall mean that certain First Amended and Restated Credit Agreement dated as of May 31, 1999 between and among Heritage Operating, L.P., as borrower, the Administrative Agent, the Co-Agent and the Banks.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Plan" means any "employee pension benefit plan" as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Tulsa Office" shall mean the main banking offices of BOk in Tulsa, Oklahoma.

         "Security Agreement" shall mean the Restated Security Agreement executed and delivered pursuant to Section 6.1(vi) of this Agreement from the Borrower, as debtor and pledgor, to the Administrative Agent, for the benefit of the Banks, as secured parties, encumbering the Collateral described therein and covered thereby.

         "UCC" means the Uniform Commercial Code.

         1.2 Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof.

         1.3 Construction. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (i) the capitalized term "Section" refers to sections of this agreement, (ii) the capitalized term "Exhibit" refers to exhibits to this Agreement, (iii) references to a particular Article or Section include all subsections thereof, (iv) the word "including" shall be construed as "including without limitation", (v) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC,
(vi) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (vii) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Loan Documents. References to "the date hereof" mean the date first set forth above.



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                                   ARTICLE II

                             REVOLVING CREDIT LOANS

         2.1 Revolver Facility.

                  2.1.1 Revolver Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Closing Date and prior to the Final Maturity Date with respect to the Revolver Loan the Banks will, severally in accordance with their respective Percentage Interests, make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with
         Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding shall in no event exceed the Maximum Amount of Revolver Credit.

                  2.1.2 Maximum Amount of Revolver Credit. The term "Maximum Amount of Revolver Credit" means, on any date, the lesser of (i) $1,000,000 or (ii) $20,000,000 minus the outstanding principal balance on the Working Capital Facility under the Operating Partnership Credit Agreement; provided that the aggregate outstanding principal amount of the Revolver Loan shall be $0 for a period of not less than one (1) Banking Day per month for three (3) consecutive calendar months during each fiscal year of the Borrower (the "Required Clean-Up"). Failure by the Borrower to comply with the provisions of the Required Clean-Up shall constitute a failure to pay the Loans when due and an Event of Default under Section 9.1.

                  2.1.3 Revolver Borrowing Requests. The Borrower may from time to time request a loan under Section 2.1.1 by providing to the Administrative Agent either a notice in writing or telephonic notice promptly confirmed in writing. Such notice must be not later than noon (Tulsa, Oklahoma time) on the day of such Revolver Loan request. The notice must specify (a) the amount of the requested loan (which shall be not less than $100,000 and in integral multiples of $50,000 in excess thereof) and (b) the requested advance date therefor (which shall be a Banking Day). Upon receipt of such notice, the Administrative Agent will promptly inform each other Bank (by telephone or otherwise). Each such loan will be made at the Tulsa Office by depositing the amount thereof to the Borrower's operating account with the Administrative Agent.

                  2.1.4 Revolver Loan Account: Revolver Notes. The Administrative Agent will establish on its books a revolver loan account for the Borrower (the "Revolver Loan Account"), which the Administrative Agent shall administer as follows: (a) the Administrative Agent shall add to the Revolver Loan Account, and the Revolver Loan Account shall evidence, the principal amount of all loans made from time to time by the Banks to the Borrower pursuant to Section
         2.1.1 and (b) the Administrative Agent shall reduce the Revolver Loan Account by the amount of all payments made on account of the Indebtedness evidenced by the Revolver Loan Account. The aggregate principal amount of the Indebtedness evidenced by the Revolver Loan Account is referred to as the "Revolver Loan." The Revolver Loan shall be deemed owed to each Bank severally in accordance with such Bank's Percentage Interest, and all payments credited to the Revolver Loan Account shall be for the account of each Bank in accordance with its Percentage Interest. The Borrower's obligations to pay each Bank's Percentage Interest in the Revolver Loan shall be evidenced by a separate note of the Borrower in substantially the form of Exhibit
         2.1.4 (the "Revolver Notes"), payable to the order of each Bank in maximum principal amount equal to such Bank's Percentage Interest in the total Commitments constituting the Revolver Loan.

                                   ARTICLE III

                                    INTEREST

         Each Revolver Loan shall accrue interest at the Applicable Rate, payable monthly on the last day of each calendar month, commencing (on the portion of the Revolver Loans not subject to a Eurodollar Pricing Option) June 30, 1999, and at the Final Maturity Date. All payments of interest hereunder shall be made to the Administrative Agent for the account of each Bank in accordance with each Bank's Percentage Interest. On the last day of each


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Eurodollar Interest Period or on any earlier termination of any Eurodollar
Pricing Option, the Borrower will pay the accrued and unpaid interest on the portion of such Loan which was subject to the Eurodollar Pricing Option which expired or terminated on such date. On the Final Maturity Date or the earlier accelerated maturity of any Loan, the Borrower will pay all accrued and unpaid interest on such Loan, including any accrued and unpaid interest on any portion of such Loan which is subject to a Eurodollar Pricing Option. For purposes of this Agreement, interest (and any other amount expressed as interest) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate. See Schedule I annexed hereto for additional terms and provisions regarding the Eurodollar Pricing Option and each Eurodollar Loan made hereunder.

                                   ARTICLE IV

                                     PAYMENT

         4.1 Payment at Maturity. On the Final Maturity Date with respect to each Revolver Note or any accelerated maturity of such Loan, the Borrower will pay to the Administrative Agent for the account of the Banks an amount equal to the remaining aggregate principal amount of all Revolver Notes then outstanding, together with all accrued and unpaid interest thereon and all other Indebtedness then outstanding.

         4.2 Voluntary Prepayments. Borrower may from time to time prepay all or any portion of the Loans (in a minimum amount of $50,000 and an integral multiple of $50,000), without premium or penalty of any type. The Borrower shall give the Administrative Agent notice of the total amount of the Revolver Loan to be paid, the date of such payment and the amount of interest, if any, to be paid with such prepayment.

         4.3 Reborrowing/Application of Payments, etc.

                  4.3.1 Reborrowing. The amounts of the Revolver Loan prepaid pursuant to Section 4.2 may be reborrowed from time to time, prior to the Final Maturity Date in accordance with Section 2.1 and subject to the limits set forth therein.

                  4.3.2 Payments for Banks. All payments of principal hereunder shall be made to the Administrative Agent for the account of the Banks in accordance with the Banks' respective Percentage Interests.

                                    ARTICLE V

                                   COLLATERAL

         The repayment of the Indebtedness shall be secured by the Collateral (consisting of accounts, inventory and general intangibles, proceeds therefrom and thereof) of the Borrower as more particularly described and defined in the Security Agreement.

         The Borrower hereby acknowledges that all of the Collateral is granted as security for the repayment of all Indebtedness evidenced by the Notes. If one or more of such Notes are paid in full or satisfied, but any portion of the Indebtedness evidenced by a Note remains unsatisfied, the Banks may retain their security interests in all of the Collateral on behalf of the Secured Parties described therein until the remaining Indebtedness secured thereby is paid in full, even if the value of the Collateral far exceeds the amount of such outstanding Indebtedness secured thereby.



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                                   ARTICLE VI

                  CONDITIONS PRECEDENT AND SUBSEQUENT TO LOANS

         6.1 Conditions Precedent to Revolver Loan. The obligation of the Banks to make the Revolver Loans is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

                  (i) No Default. There shall exist no Event of Default or Default on the Closing Date.

                  (ii) Representations and Warranties. The representations, warranties and covenants set forth in Article VIII shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date unless such representation or warranty relates only to an earlier date.

                  (iii) Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, and signed by the President or Chief Executive Officer and the Secretary of the Borrower, certifying (a) to the matters covered by the conditions specified in subsections (i) and (ii) of this Section 6.1, (b) that the Borrower has performed and complied with all agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (c) to the name and signature of each officer of the Borrower authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and (d) to such other matters in connection with this Agreement which the Banks shall determine to be advisable. The Banks may conclusively rely on such certificate until the Agents receive notice in writing to the contrary.

                  (iv) Proceedings. On or before the Closing Date, all corporate proceedings of the Borrower shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Banks and the Administrative Agent's counsel; and the Agents shall have received certified copies, in form and substance satisfactory to the Banks and Agents' counsel, of the Articles or Certificates of Incorporation and By-Laws of the Borrower and the resolutions of the Board of Directors of the Borrower, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the granting of the security interests in the Collateral pursuant to the Security Agreement, to secure the payment of the Indebtedness.

                  (v) Notes. The Borrower shall have delivered to the Administrative Agent the replacement Notes payable to the order of the respective Banks in the amount of each Bank's Percentage Interest in the Maximum Amount of Revolver Credit, in each case appropriately executed.

                  (vi) Security Agreement. The Borrower shall have delivered to the Administrative Agent the Security Agreement, appropriately executed by the Borrower, and dated as of the Closing Date, together with such financing statements (UCC or otherwise) as may be applicable (collectively, the "Financing Statements"), and other documents as shall be necessary and appropriate to perfect the Banks' security interests in the Collateral covered by said Security Agreement.

                  (vii) UCC Releases/Other Information. The Administrative Agent shall have received a written payoff statement from any other secured party of record concerning any of the Collateral together with applicable UCC terminations of record of all such existing security interest liens pertaining to the Collateral or any part thereof.

                  (viii) Other Information and Closing Documents. The Administrative Agent shall have received such other consents, information, documents, agreements and assurances as shall be reasonably requested by the Banks.

                  (ix) Assignments/Replacement of BankBoston. BankBoston shall have surrendered its Revolver Note to BOk, as successor Administrative Agent, and each of Mercantile and Local shall have paid to such Administrative Agent in immediately available funds an amount equal to their respective


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         Percentage Interests on outstanding principal balance of such
         BankBoston Revolver Note (for Mercantile, the maximum of $100,000 and for Local, the maximum of $300,000) of the Revolver Loan assigned hereunder thereto by BankBoston, for concurrent remittance by such Administrative Agent to BankBoston in exchange for BankBoston's resignation as Administrative Agent and its return of the Revolver Note payable to the order of BankBoston to BOk, as the successor Administrative Agent.

         6.2 Conditions Precedent to All Loans. The Banks shall not be obligated to make any additional Revolver Loan advance(s) after the Closing Date (i) if at such time any Event of Default shall have occurred or any Default or any Noncompliance Event shall have occurred and be continuing hereunder or pursuant to the Operating Partnership Credit Agreement; or (ii) if any of the representations, warranties and covenants contained in Article VIII of this Agreement shall be false or untrue in any material respect on the date of such advance or issue, as if made on such date (unless such representation or warranty relates only to an earlier date). Each request by the Borrower for an additional Revolver Loan shall constitute a representation by the Borrower that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article VIII of this Agreement are true and correct on and as of the date of each such applicable Revolver Loan request.

                                   ARTICLE VII

                                    COVENANTS

         The Borrower hereby covenants and agrees with the Banks as follows:

         7A. Affirmative Covenants.

         7A.1 Financial Statements. The Borrower will maintain a system of accounting established and administered in accordance with GAAP. The Borrower covenants that it will deliver to each Bank as soon as practicable and in any event within 95 days after the end of each fiscal year, statements of income and cash flows and a statement of stockholders' equity of the Borrower for such year, and balance sheets of the Borrower, as at the end of such year, setting forth in each case with respect to financial statements delivered as of any date and for any period after August 31, 1998, in comparative form figures from the preceding fiscal year, all in reasonable detail and, as to the statements, certified by an authorized financial officer of the Borrower as presenting fairly, in all material respects, the information contained therein, in accordance with GAAP.

         7A.2 Corporate Existence; Compliance with Laws.

         (i) The Borrower will at all times preserve and keep in full force and effect its corporate existence and its status as a corporation for U.S. federal income tax purposes, and (b) the Borrower will at all times preserve and keep in full force and effect all of its material rights and franchises.

         (ii) The Borrower will at all times comply with all laws, regulations and statutes (including without limitation any zoning or building ordinances or code or Environmental Laws) applicable to it except for any failure to so comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (iii) The Borrower will notify the Banks a reasonable time prior to the adoption of any amendment to its Articles of Incorporation or Bylaws and will include in that notice a reasonably detailed description of such amendment and the intended effects thereof.

         7A.3 Payment of Taxes and Claims. The Borrower will pay all taxes, assessments and other governmental charges imposed upon it, or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, and all claims (including without limitation claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently


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conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the Board of Directors of the Borrower.

         7A.4 Compliance with ERISA. The Borrower will comply in all material respects with the provisions of ERISA and the Code applicable to the Borrower and its employee benefit programs.

         7A.5 Maintenance and Sufficiency of Properties. The Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used in the Business of the Borrower and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all to the extent necessary to avoid a Material Adverse Effect.

         7A.6 Insurance.

         (i) The Borrower will, at its expense, at all times maintain, or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business with coverages comparable to those generally carried by companies of similar size that conduct the same or similar business and have similar properties in the same general areas in which the Borrower conducts its business; provided, however, that the Borrower may maintain a system of self-insurance in an amount not exceeding an amount as is customary for companies with established reputations engaged in the same or similar business and owning and operating similar properties.

         (ii) The Borrower will pay as and when the same become due and payable the premiums for all insurance policies that the Borrower is required to maintain hereunder.

         7A.7 Environmental Laws. The Borrower will:

         (i) comply with all applicable Environmental Laws and any permit, license, or approval required under any Environmental Law, except for failures to so comply which could not reasonably be expected to have a Material Adverse Effect;

         (ii) store, use, release, or dispose of any Hazardous Substance at any property owned or leased by the Borrower in a manner which could not reasonably be expected to have a Material Adverse Effect;

         (iii) avoid committing any act or omission which would cause any Lien to be asserted against any property owned by the Borrower pursuant to any Environmental Law, except where such Lien could not reasonably be expected to have a Material Adverse Effect; and

         (iv) use, handle or store any propane in compliance, in all material respects, with all applicable laws.

         7A.8 After-Acquired Property. From and after the date of the Closing, the Borrower will execute and deliver such Supplemental Security Agreements, execute and deliver such instruments and agreements and execute and cause to be duly recorded, published, registered or filed in the appropriate jurisdictions such Financing Statements, as shall be necessary to grant to the Banks a valid, perfected, first priority security interest in any Collateral acquired by the Borrower after the Closing Date, to the extent such asset would have been included in the Collateral granted at the Closing Date had the Borrower owned such asset as of the Closing Date. The Borrower will pay or cause to be paid all taxes, fees and other governmental charges in connection with the execution, delivery, recording, publishing, registration and filing of such documents and instruments in such places.

         7A.9 Further Assurances. At any time and from time to time promptly, the Borrower shall, at its expense, execute and deliver to each Bank and the Agents such instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Loan Documents and to establish, perfect, preserve and protect the rights, interests and remedies created, or intended to be created, in favor of the Banks, and including, without limitation, the execution, delivery, recordation and filing of Financing Statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction.


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


         7A.10 Books and Accounts. The Borrower will maintain proper books of record and account in which full, true and proper entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with GAAP.

         7A.11 Minimum Working Capital. Borrower will maintain at all times during each fiscal year a minimum Working Capital (as determined in accordance with GAAP) of $500,000.

         7B. Negative Covenants.

         7B.1 Indebtedness. The Borrower will not create, incur, assume, or otherwise become directly or indirectly liable with respect to, any Indebtedness, except:

         (i) the Borrower may become and remain liable with respect to Indebtedness incurred by the Borrower under the Revolver Facility and any Indebtedness incurred for such purpose which replaces, extends, renews, refunds or refinances all of such Indebtedness; provided that the sum of the aggregate principal amount of Indebtedness permitted under this clause (i) plus clause
(ii) of Section 7B.2 of the Operating Partnership Credit Agreement shall not at any time exceed the lesser of $20,000,000 or the aggregate commitments in respect of Working Capital Loans described in Section 10.1 of the Operating Partnership Credit Agreement, as amended from time to time; and

         (ii) the Borrower may become and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within 2 Business Days of its incurrence;

         7B.2 Liens. The Borrower will not create, assume, incur or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom except:

         (i) Liens existing on the Closing Date hereof on the property and assets of the Borrower as described in Schedule 7B.2;

         (ii) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and payable or the validity of which is being contested in good faith;

         (iii) attachment or judgment Liens not giving rise to an Event of Default and with respect to which the underlying action has been appealed or is being contested in good faith;

         (iv) Liens of lessors, landlords, carriers, vendors, mechanics, materialmen, warehousemen, repairmen and other like Liens incurred in the ordinary course of business the payment of which is not yet due or which is being contested in good faith, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property, provided that such Liens do not materially interfere with the conduct of the Business of the Borrower taken as a whole;

         (v) Liens (other than any Lien imposed by ERISA) incurred and pledges and deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance, old age pensions, retiree health benefits and other types of social security, or (b) to secure (or to obtain letters of credit that do not constitute Indebtedness and that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money or the obtaining of advances or credit provided that such Liens do not materially interfere with the conduct of the business of the Borrower taken as a whole; and

         (vi) Liens created by the Security Agreement securing Indebtedness evidenced by the Notes.

         7B.3 Consolidation, Merger, Sale of Assets. The Borrower will not, directly or indirectly, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it.

         7B.4 Dividends. The Borrower will not pay or distribute dividends of any type (cash, stock or otherwise) to its sole shareholder, Heritage Operating, L.P., in the aggregate during any fiscal year of Borrower in excess of Borrower's Net Income (determined in accordance with GAAP) for the immediately preceding fiscal year.

         7B.5 Subsidiaries. The Borrower will not create or establish any new or additional Subsidiaries without the prior written consent of the Banks.

                                  ARTICLE VIII

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

         The Borrower represents, covenants and warrants as follows:

         8.1 Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties (including without limitation the assets owned and operated by it), to conduct its business, to enter into this Agreement and the other Loan Documents to which it is a party and to carry out the terms of this Agreement, the Notes and such other Loan Documents.

         8.2 Qualification. The Borrower is duly qualified or registered and is in good standing as a foreign corporation for the transaction of business in the states and to the extent listed in Schedule 8.2, and, except as reflected on
Schedule 8.2, on the Closing Date there are no other jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so registered would have a Material Adverse Effect. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party. The Borrower has duly executed and delivered each of this Agreement and the other Loan Documents to which it is a party, and each of such documents and agreements and the Notes and the Security Agreement constitute the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8.3 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, or any properties or rights of the Borrower, by or before any court, arbitrator or administrative or governmental body (i) which questions the validity or enforceability of this Agreement, the Notes or any other Loan Document or any action to be taken pursuant to this Agreement, the Notes or any other Loan Document or (ii) which could reasonably be expected to result in a Material Adverse Effect.

         8.4 Changes. Except as contemplated by this Agreement, the Notes or the other Loan Documents, (i) the Borrower has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction, in each case other than in the ordinary course of business, and (ii) there has not been any material adverse change in or effect on the business, assets, financial condition or prospects of the Borrower.

         8.5 Outstanding Indebtedness. Other than the Indebtedness represented by the Notes, the Borrower has no outstanding Indebtedness except as set forth on Schedule 8.5 and any such Indebtedness which is indicated in Schedule 8.5 to be paid in full on the Closing Date will be paid in full at the time of Closing. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto. On the Closing Date, no instrument or agreement to which the Borrower is a party or by which the Borrower or its properties is bound (other than this Agreement and other than as indicated in Schedule 8.5) will contain any restriction on the incurrence by the Borrower of additional Indebtedness.

         8.6 Taxes. On the Closing Date each of the Borrower will have filed all federal, state and other income tax returns which, to the knowledge of the Borrower, are required to be filed or will have properly filed for extensions of time for the filing thereof, and has paid all taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises as shown to be due on such returns, except those which are not past due or are being contested in good faith. The Borrower is a corporation subject to taxation with respect to its income or gross receipts under applicable state laws and for U.S. federal income tax purposes.

         8.7 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Agreement, the Notes or the other Loan Documents.

         8.8 Use of Proceeds. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or X. Neither the Borrower nor anyone acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8.9 ERISA. The Borrower and its respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

         8.10 Environmental Compliance.

         (i) Except where the failure to be in compliance could not present a reasonable likelihood of having a Material Adverse Effect, as of the date hereof the Borrower is in compliance with all Environmental Laws applicable to it and to the Business or Assets. The Borrower is in compliance with all franchises, grants, authorizations, permits, licenses, and approvals required under Environmental Laws, except for any non-compliance or failure to obtain such Permits which could not reasonably be expected to have a Material Adverse Effect. The Borrower has caused Heritage to submit timely and complete applications to renew any expired or expiring Permits required pursuant to any Environmental Law, except for any non-compliance or failure to obtain such permits which could not reasonably be expected to have a Material Adverse Effect. All reports, documents, or other submissions required by Environmental Laws to be submitted by the Borrower to any Governmental Authority or Person have been filed by or on behalf of the Borrower, except where the failure to do so would not present a reasonable likelihood of having a Material Adverse Effect.

         (ii) There is no Hazardous Substance present at any of the real property currently owned or leased by the Borrower except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect, and (b) to the knowledge of the Borrower, there was no Hazardous Substance present at any of the real property formerly owned or leased by Borrower during the period of ownership or leasing by such Person; and with respect to such real property and subject to the same knowledge and temporal qualifiers concerning Hazardous Substances with respect to formerly owned or leased real properties, there has not occurred (x) any release, or to the knowledge of the Borrower, any threatened release of a Hazardous Substance, or
(y) any discharge or, to the knowledge of the Borrower, any threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local or foreign laws, rules or regulations concerning water pollution.

         (iii) The Borrower has not disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation, or arrangement would give rise to liability pursuant to CERCLA or any analogous state statute other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.

         (iv) Except as disclosed to the Banks in writing, (a) no Lien has been asserted by any Governmental Authority or person resulting from the use, spill, discharge, removal, or remediation of any Hazardous Substance with respect to any real property currently owned or leased by Heritage or the Borrower, and (b) to the knowledge of the Borrower, no such Lien was asserted with respect to any of the real property formerly owned or leased by Borrower during the period of ownership or leasing of the real property by such Person.

         (v) (a) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property currently owned or leased by the Borrower in violation of any Environmental Law, and (b) to the knowledge of the Borrower, there were no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property formerly owned or leased by Heritage in violation of any Environmental Law during the period of ownership or leasing of such real property by such Person.

         (vi) As of the date hereof, any propane is stored, used and handled by the Borrower in compliance with all applicable Environmental Laws except for any storage, use or handling of propane that could not reasonably be expected to have a Material Adverse Effect.

         8.11 Disclosure. This Agreement, the Notes, the other Loan Documents, and any other document, certificate or statement furnished to any Bank by or on behalf of the Borrower in connection herewith, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which has or in the future could reasonably be expected to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each the Banks hereunder by or on behalf of the Borrower.

         8.12 Subsidiaries. Borrower's only Subsidiary (as such term is defined in the Operating Partnership Credit Agreement) is Heritage Bi-State LLC, a Delaware limited liability company.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Acceleration. If any of the following conditions or events ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

         (i) the Borrower defaults in the payment of any principal of any Note when the same becomes due and payable, either by the terms thereof or otherwise as herein provided; or

         (ii) the Borrower defaults in the payment of any interest on any Note for more than 5 days after the same becomes due and payable; or

         (iii) the Borrower (whether as primary obligor or as guarantor or other surety) defaults in any payment of principal of or interest on any other Indebtedness other than the Notes, beyond any period of grace provided with respect thereto, or the Borrower fails to perform or observe any other agreement or term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such obligation to become due or to be repurchased prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a default (payment or other) shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Borrower) shall occur and be continuing exceeds $250,000; or

         (iv) any representation or warranty made in any writing by or on behalf of the Borrower, the Operating Partnership or the Master Partnership in this Agreement, the Operating Partnership Credit Agreement, any other Loan Document or any instrument furnished pursuant to this Agreement, the Operating Partnership Credit Agreement or any Loan Document described or defined herein shall prove to have been false or incorrect in any material respect on the date as of which made; or

         (v) the Borrower fails to perform, observe or comply with any agreement contained in Article VII of this Agreement; or

         (vi) the Borrower fails to perform or observe any other agreement, term or condition contained in this Agreement or the other Loan Documents described or defined herein and such failure shall not be remedied within 30 days after one or more of the Banks obtain actual knowledge or notice thereof; or

         (vii) the Borrower makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

         (viii) any decree or order for relief in respect of the Borrower is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

         (ix) the Borrower petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Borrower or of any substantial part of the assets of the Borrower, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of the Borrower) relating to the Borrower under the Bankruptcy Law of any other jurisdiction; or

         (x) any such petition or application is filed, or any such proceedings are commenced, against the Borrower and the Borrower by any act indicates its approval thereof, consents thereto or acquiesces therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

         (xi) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover in full) shall be rendered against the Borrower and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 45 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

         (xii) any order, judgment or decree is entered in any proceedings against the Borrower decreeing the dissolution of the Borrower and such order, judgment or decree remains unstayed and in effect for more than 30 days or any other event occurs that results in the termination, dissolution or winding up of the Borrower; or

         (xiii) any order, judgment or decree is entered in any proceedings against the Borrower decreeing a split-up of the Borrower which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of the Borrower (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of the Borrower for any of the three fiscal years then most recently ended, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 45 days after entry thereof, or in the event of such a stay, such order, judgment or decree shall not be dismissed within 45 days after such stay expires; or

         (xiv) the Security Agreement shall at any time, for any reason cease to be in full force and effect or shall fail to constitute a valid, perfected first priority Lien with respect to the Collateral subject to Liens permitted by the Security Agreement or shall be declared to be null and void in whole or in any material respect (i.e., relating to the validity or priority of the Liens created by the Security Agreement or the remedies available thereunder) by the judgment of any court or other Governmental Authority having jurisdiction in respect thereof, or if the validity or the enforceability of the Security Agreement shall be contested by or on behalf of the Borrower, or the Borrower shall renounce the Security Agreement, or deny that it is bound by the terms of the Security Agreement; or

         (xv) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $250,000; or

         (xvi) an event of default under the Security Agreement has occurred and is continuing; or

         (xvii) an Event of Default or Noncompliance Event under the Operating Partnership Credit Agreement (as defined herein) or any of the other Loan Documents described or defined therein has occurred and is continuing or the Commitments under the Operating Partnership Credit Agreement have been terminated, cancelled or expired;

then, and in every such event, the Banks may declare the principal of and interest accrued on all Loans as evidenced by the Notes from Borrower to be immediately due and payable, without further or other notice of any kind, all of which are expressly waived by the Borrower.

         9.2 Remedies. Upon the occurrence of any Event of Default referred to in (viii), (ix) or (x) of this Section 9.1 the Commitments shall immediately terminate and the Notes and all other Indebtedness shall be immediately due and payable, without further notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Banks under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Banks may (i) declare the Commitments terminated or (ii) declare the Commitments terminated and declare the Notes and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Notes and the other Indebtedness, or such portion as is designated by the Banks shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower. No delay or omission on the part of the Banks in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Banks of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Banks. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Banks shall have the right to set off the amount of all the Indebtedness of the Borrower owing to the Banks against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of the Borrower in the Banks' possession at or subsequent to such default, regardless of the capacity in which the Banks possess such property, including but not limited to any balance or share of any deposit, collection or agency account. After Default all proceeds received by the Banks may be applied to the Indebtedness in such order of application and such proportions as the Banks, in their discretion, shall choose. At any time after the occurrence of any Event of Default, the Banks may, at their option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Banks at the expense of the Borrower. The Banks also shall have, and may exercise, each and every right and remedy granted to them for default under the terms of the Security Agreement and the other Loan Documents.

         9.3 Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                                    ARTICLE X

                                 LOAN OPERATIONS

         10.1 Interests in Loans/Commitments. The percentage interest of each Bank in the Loans, and the Commitments, shall be computed based on the maximum principal amount for each Bank as follows:


             Maximum Revolver    Percentage
  Bank       Loan Commitments    Interest
-----------  ----------------    ---------
BOk                 $  400,000     40.00%
Mercantile          $  300,000     30.00%
Local               $  300,000     30.00%
                    ----------    ------

Total               $1,000,000    100.00%
                    ==========    ======


The foregoing percentage interests are referred to as the "Percentage Interests" with respect to all or any portion of the Loans and the Commitments.

         10.2 Administrative Agent's Authority to Act. Each of the Banks appoints and authorizes BOk to act for the Banks as Administrative Agent in connection with the transactions contemplated by this Agreement and the other Loan Documents on the terms set forth herein. In acting hereunder, the Administrative Agent is acting for the account of BOk to the extent of its Percentage Interest and for the account of each other Bank to the extent of such Bank's Percentage Interest, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Banks' rights of set-off as provided herein or in any other Loan Document) in respect of the Loans and the Indebtedness shall be taken by the Administrative Agent.

         10.3 Borrower to Pay Administrative Agent. The Borrower shall be fully protected in making all payments in respect of the Notes evidencing the Indebtedness to the Administrative Agent, in relying upon consents, modifications and amendments executed by the Administrative Agent purportedly on the Banks' behalf, and in dealing with the Administrative Agent as herein provided. Upon three (3) Business Days notice, the Administrative Agent may charge the accounts of the Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loans, commitment fees and all other fees and amounts owing under any Loan Document.

         10.4 Bank Operations for Advances.

                  10.4.1 Advances. On the funding date for each Loan, each Bank shall advance to the Administrative Agent in immediately available funds such Bank's Percentage Interest in the portion of a Loan advanced on such funding date prior to 1:00 p.m. (Tulsa, Oklahoma time). If such funds are not received at such time, but all applicable conditions set forth in Article VI have been satisfied, each Bank authorizes and requests the Administrative Agent to advance for the Bank's account, pursuant to the terms hereof, the Bank's respective Percentage Interest in such portion of such Loan and agrees to reimburse the Administrative Agent in immediately available funds for the amount thereof prior to 3:00 p.m. (Tulsa, Oklahoma time) on the day any portion of such Loan is advanced hereunder; provided, however, that the Administrative Agent is not authorized to make any such advance for the account of any Bank who has previously notified the Administrative Agent in writing that such Bank will not be performing its obligations to make further advances hereunder; and provided, further, that the Administrative Agent shall be under no obligation to make any such advance.

                  10.4.2 Administrative Agent to Allocate Payments. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, as a matter of convenience, shall be made by the Borrower to the Administrative Agent. The share of each Bank shall be credited to such Bank by the Administrative Agent in immediately available funds in such manner that the principal amount of the Loans constituting Indebtedness to be paid shall be paid proportionately in accordance with the Banks' respective Percentage Interests in such Loans, except as otherwise provided in this Agreement. Under no circumstances shall any Bank be required to produce or present its Notes as evidence of its interests in the Loans constituting Indebtedness in any action or proceeding relating to the Loans constituting Indebtedness.

                  10.4.3 Delinquent Banks; Nonperforming Banks. In the event that any Bank fails to reimburse the Administrative Agent pursuant to
         Section 10.4.1 for the Percentage Interest of such Bank (a "Delinquent Bank") in any credit advanced by the Administrative Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Bank to the Administrative Agent shall bear interest, payable by the Delinquent Bank on demand, at a per annum rate equal to
         (a) the Federal Funds Rate for the first three days overdue and (b) the sum of two percentage points (2%) plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Administrative Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Bank reimburses the Administrative Agent on account of the Delinquent Payment (to the extent not paid by the Borrower as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Administrative Agent, the Borrower will pay to the Administrative Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Bank shall be deemed to have assigned to the Administrative Agent all interest and other payments made by the Borrower under Articles II, III and IV hereof that would have thereafter otherwise been payable under the Loan Documents to the Delinquent Bank. During any other period in which any Bank is not performing its obligations to extend credit under Article II hereof (a "Nonperforming Bank"), the Nonperforming Bank shall be deemed to have assigned to each Bank that is not a Nonperforming Bank (a "Performing Bank") all principal and other payments made by the Borrower that would have thereafter otherwise been payable thereunder to the Nonperforming Bank. The Administrative Agent shall credit a portion of such payments to each Performing Bank in an amount equal to the Percentage Interest of such Performing Bank in an amount equal to the Percentage Interest of such Performing Bank divided by one minus the Percentage Interest of the Nonperforming Bank until the respective portions of the Loans owed to all the Banks are the same as the Percentage Interests of the Banks immediately prior to the failure of the Nonperforming Bank to perform its obligations under Article II hereof. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Banks or the Borrower may have under law or equity against the Delinquent Bank as a result of the Delinquent Payment or against the Nonperforming Bank as a result of its failure to perform its obligations under Article II hereof.

         10.4 Sharing of Payments. Each Bank agrees that (i) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of
(a) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loans which is greater than (b) the proportion received by any other Bank in respect of the aggregate amount due with respect to such other Bank's Percentage Interest in the Loans and (ii) if such inequality shall continue for more than 10 days, the Bank receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loans held by the other Banks, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Bank through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 10.4 shall not impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of Borrower other than Borrower's Indebtedness with respect to the Loans. Each Bank that grants a participation in the Loans and Commitments to a Participant shall require as a condition to the granting of such participation that such Participant agree to share payments received in respect of the Indebtedness as provided in this Section 10.4. The provisions of this Section
10.4 are for the sole and exclusive benefit of the Banks and no failure of any Bank to comply with the terms hereof shall be available to either Borrower as a defense to the payment of the Loans.

         10.5 Amendments, Consents, Waivers. Except as otherwise set forth herein, the Administrative Agent may take or refrain from taking any action under this Agreement or any other Loan Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Loan Document or any Default or Event of Default, all of which actions shall be binding upon all of the Banks; provided, however, that:

         (i) Without the written consent of the Banks owning at least two thirds (2/3) of the Percentage Interests (other than Delinquent Banks during the existence of a Delinquency Period so long as such Delinquent Bank is treated the same as the other Banks with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Loan Documents shall be made.

         (ii) Without the written consent of such Banks as own 100% of the Percentage Interests (other than Delinquent Banks during the existence of a Delinquency Period so long as such Delinquent Bank is treated the same as the other Banks with respect to any actions enumerated below):

                  (a) No reduction shall be made in (A) the amount of principal of any of the Loans or (B) the interest rate on the Loans.

                  (b) No change shall be made in the stated time of payment of all or any portion of any of the Loans or interest thereon and no waiver shall be made of any Default under Section 9.1(i).

                  (c) No increase shall be made in the amount, or extension of the term, of the Commitments beyond that provided for under Article II.

                  (d) No alteration shall be made of the Banks' rights of set-off contained herein or in the other Loan Documents.

                  (e) No release of any Collateral shall be made (except upon payment in full of the Loans evidenced by the Notes and termination of the Commitments) without the written consent of the Banks).

                  (f) No amendment to or modification of this Section 10.5(ii) shall be made.

         10.6 Administrative Agent's Resignation. The Administrative Agent may resign at any time by giving at least 30 days' prior written notice of its intention to do so to each of the other Banks and the Borrower and upon the appointment by the Required Banks of a successor Administrative Agent satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Administrative Agent's giving of such notice of resignation, then the retiring Administrative Agent may with the consent of the Borrower, which shall not be unreasonably withheld, appoint a successor Administrative Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $50,000,000; provided, however, that any successor Administrative Agent appointed under this sentence may be removed upon the written request of the Required Banks, which request shall also appoint a successor Administrative Agent satisfactory to the Borrower. Upon the appointment of a new Administrative Agent hereunder, the term "Administrative Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, or the removal hereunder of any successor Administrative Agent, the provisions of this Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         10.7 Concerning the Agents.

                  10.7.1 Action in Good Faith. The Agents and their respective officers, directors, employees and agents shall be under no liability to any of the Banks or to any future holder of any interest in the Indebtedness for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agents shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agents by the Required Holders of the Notes evidencing the Indebtedness as provided in this Agreement.

                  10.7.2 No Implied Duties. The Agents shall have and may exercise such powers as are specifically delegated to the Agents under this Agreement or any other Loan Document together with all other powers incidental thereto. The Agents shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Loan Document except for action specifically provided for in this Agreement or any other Loan Document to be taken by the Agents. Before taking any action under this Agreement or any other Loan Document, the Agents may request an appropriate specific indemnity satisfactory to it from each Bank in addition to the general indemnity provided for in Section 10.10. Until the Agents have received such specific indemnity, the Agents shall not be obligated to take (although such Agent may in its sole discretion take) any such action under this Agreement or any other Loan Document. Each Bank confirms that the Agents do not have a fiduciary relationship to them under the Loan Documents. The Borrower confirms that neither the Agents nor any other Bank has a fiduciary relationship to it under the Loan Documents.

                  10.7.3 Validity. The Agents shall not be responsible to any Bank or any future holder of any interest in the Loans and Indebtedness
         (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Loan Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Loan Document, (c) for the existence or value of any assets included in any security for the Loans and Indebtedness, (d) for the effectiveness of any Lien purported to be included in the Collateral, (e) for the specification or failure to specify any particular assets to be included in the Collateral, or (f) unless the Agents shall have failed to comply with Section 10.7.1, for the perfection of the security interests in the Collateral.

                  10.7.4 Compliance. The Agents shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Loan Document; and in connection with any extension of credit under this Agreement or any other Loan Document, the Agents shall be fully protected in relying on a certificates of the Borrower as to the fulfillment by the Borrower of any conditions to such extension of credit.

                  10.7.5 Employment Agents and Counsel. The Agents may execute any of their respective duties as Agents under this Agreement or any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Banks or the Borrower for the default or misconduct of any such Agents or attorneys-in-fact selected by the Agent acting in good faith. The Agents shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Loan Document.

                  10.7.6 Reliance on Documents and Counsel. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agents to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by such Agent.

                  10.7.7 Agents' Reimbursement. Each of the Banks severally agrees to reimburse the Agents, in the amount of such Bank's Percentage Interest, for any reasonable expenses not reimbursed by the Borrower (without limiting the obligation of the Borrower to make such reimbursement): (a) for which the Agents are entitled to reimbursement by the Borrower under this Agreement or any other Loan Document, and
         (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agents on the Banks' behalf in connection with the enforcement of the Banks' rights under this Agreement or any other Loan Document.

         10.8 Rights as a Bank. With respect to any Loan(s) or advance(s) extended by it hereunder, each of the Agents shall have the same rights, obligations and powers hereunder as any other Bank and may exercise such rights and powers as though it were not an Agent, and unless the context otherwise specifies, the Agents shall be treated in their respective individual capacities as though they were not the Agents hereunder. Without limiting the generality of the foregoing, the Percentage Interest of each Agent shall be included in any computations of Percentage Interests. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Borrower or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Borrower or any Affiliate of any of them, all as if the Administrative Agent and the Documentation Agent were not the Agents and without any duty to account therefor to the other Banks.

         10.9 Independent Credit Decision. Each of the Banks acknowledges that it has independently and without reliance upon either of the Agents made such Bank's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Bank represents to the Agents that such Bank will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Loan Document. Each Bank expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Bank, and no act by either of the Agents taken under this Agreement or any other Loan Document, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by either of the Agents. Except for notices, reports and other documents expressly required to be furnished to each Bank by the Administrative Agent under this Agreement or any other Loan Document, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Borrower which may come into the possession of either of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.10 Indemnification. The holders of the Indebtedness shall indemnify the Agents and their respective officers, directors, employees and Agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against either of the Agents or such Persons relating to or arising out of this Agreement, any other Loan Document, the transactions contemplated hereby or thereby, or any action taken or omitted by either of the Agents in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by either or both of the Agents with gross negligence or willful misconduct.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise) or mailed by certified mail, postage prepaid, or sent by facsimile transmission (confirmed as aforesaid) to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in notice to the other parties in accordance with this Section 11.1:

                  If to the Borrower, to:

                           Heritage Service Corp.
                           8801 South Yale Avenue, Suite 310
                           Tulsa, Oklahoma  74137
                           Attention: Chief Financial Officer
                           FAX: (918) 493-7290

                  If to the Banks, to:

                           Bank of Oklahoma, National Association
                           P. O. Box 2300
                           Bank of Oklahoma Tower
                           One Williams Center
                           Tulsa, Oklahoma  74192
                           Attention: Corporate Department - 8th Floor
                           FAX:  (918) 588-6880

The Administrative Agent is hereby designated and appointed and shall serve as notice agent for all of the Banks insofar as notices hereunder are concerned and notice to the Administrative Agent shall be deemed notice to each of the Banks with the same force and effect as if each such Bank were individually notified in accordance herewith. All notices, requests, consents and demands hereunder will be effective when hand-delivered to the applicable notice address set forth above or when mailed by certified mail, postage prepaid, addressed as aforesaid.

         11.2 Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Administrative Agent, at the Tulsa Office, or at such other place as the Administrative Agent shall notify the Borrower in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

         11.3 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

         11.4 Parties in Interest. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign their rights or obligations hereunder without the prior written consent of the Banks.

         11.5 Governing Law and Jurisdiction. This Agreement and the Notes shall be deemed to have been made or incurred and delivered under the laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

         11.6 SUBMISSION TO JURISDICTION. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA, AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY OF THEM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO ANY OF THEM AT THE ADDRESS SET FORTH IN SUBSECTION 11.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

         11.7 Maximum Interest Rate. Regardless of any provision herein, the Banks shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Banks by applicable Law, and, in the event the Banks shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrower.

         11.8 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Banks, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Banks. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Banks. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         11.9 Costs. The Borrower agrees to pay to the Banks on demand all reasonable costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Banks in connection with the negotiation, preparation, execution, delivery, filing, recording, facilitation and administration of this Agreement, the Notes, the Security Agreement and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrower further agrees that the fees and expenses of the Banks, including the Agents, incurred in connection with the negotiation and preparation of this Agreement and the other Loan Documents shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Notes are advanced to the Borrower by the Banks.

         11.10 WAIVER OF JURY. BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE SECURITY AGREEMENT. BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Borrower acknowledges that it has been informed by the Agents that the provisions of this Section 11.10 constitute a material inducement upon which each of the Banks has relied and will rely in entering into this Agreement and the other Loan Documents, and that Borrower has reviewed the provisions of this
Section 11.10 with its legal counsel. Any of the Banks, the Agents or the Borrower may file an original counterpart or copy of this Section 11.10 with any court or Tribunal as written evidence of the express consent of the Borrower, the Agents and the Banks to the waiver of their rights to trial by jury.

         11.11 Full Agreement. This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

         11.12 Headings. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

         11.13 Severability. The unenforceability or invalidity as determined by a court of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

         11.14 Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         11.15 Conflict with Security Agreement. To the extent the terms and provisions of any of the Security Agreement are in conflict with the terms and provisions hereof, this Agreement shall be deemed controlling.

         11.16 Existing Credit Agreement. This Agreement amends, modifies and replaces the Existing Credit Agreement in all respects; provided, however, the liens and priorities thereof granted in the Existing Credit Agreement and the Security Agreement therein described and defined are hereby ratified, confirmed and continued in full force and effect for all purposes.

         11.17 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile shall be as effective as delivery of a manually executed counterpart hereof.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.


                                   "Borrower"

                                   HERITAGE SERVICE CORP., a Delaware
                                   corporation


                                   By
                                      ------------------------------------------
                                      H. Michael Krimbill, President

                                     "Banks"

                                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION


                                     By
                                        ----------------------------------------
                                        Denise L. Maltby, Senior Vice President

                                     BOk, individually as a Bank and as the
                                     "Administrative Agent" for the Banks

                                     MERCANTILE BANK NATIONAL ASSOCIATION


                                     By
                                        ----------------------------------------
                                        Jeffrey A. Nelson, Vice President

                                     Mercantile, individually as a Bank and as "Co-Agent" for the Banks

                                     LOCAL OKLAHOMA BANK, N.A.


                                     By
                                        ----------------------------------------
                                        Elisabeth F. Blue, Senior Vice President

                                                       "Local"

                                   SCHEDULE I

                                 APPLICABLE RATE

         "Applicable Margin". With respect to any Eurodollar Loan or with respect to any Base Rate Loan, the rate of interest per annum determined as set forth below:

         (i) if the Leverage Ratio on the Financial Statement Delivery Date (as defined in the Operating Partnership Credit Agreement) commencing such Margin Period was less than 3.25 to 1, the Applicable Margin will be .75% for Eurodollar Loans and zero for Base Rate Loans;

         (ii) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 3.25 to 1 but less than 3.75 to 1, the Applicable Margin will be 1.00% for Eurodollar Loans and zero for Base Rate Loans;

         (iii) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 3.75 to 1 but less than 4.25 to 1, the Applicable Margin will be 1.25% for Eurodollar Loans and zero for Base Rate Loans;

         (iv) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 4.25 to 1 but less than 4.50 to 1, the Applicable Margin will be 1.375% for Eurodollar Loans and zero for Base Rate Loans;

         (v) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 4.50 to 1 but less than 4.75 to 1, the Applicable Margin will be 1.50% for Eurodollar Loans and zero for Base Rate Loans; and

         (vi) if the Leverage Ratio on the Financial Statement Delivery Date commencing such Margin Period was equal to or greater than 4.75 to 1, the Applicable Margin will be 1.75% for Eurodollar Loans and .125% for Base Rate Loans.

         Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7A.1(i) of the Operating Partnership Credit Agreement are not delivered within the time periods specified in Section 7A.1(i) thereof, the Applicable Margin shall be the Applicable Margin set forth in clause (vi) above until the date such statements are delivered.

         "Applicable Rate" means, at any date, the sum of:

         (i) (a) with respect to each Eurodollar Loan, the sum of the Applicable Margin in effect on such date plus the Eurodollar Rate relating to such Eurodollar Loan;

                  (b) with respect to each Base Rate Loan, the sum of the Applicable Margin in effect on such date plus the Base Rate relating to such Base Rate Loan; and

         (ii) an additional two percentage points (2%) effective on the day the Administrative Agent notifies the Borrower that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until such time as (A) such Event of Default is no longer continuing or (B) such Event of Default is deemed no longer to exist, in each case pursuant to Article IX hereof.

         "Bank Legal Requirement" means any present or future requirement imposed upon any of the Banks or the Borrower by any law, statute, rule, regulation, directive, order, decree, guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any Eurodollar Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any Eurodollar Office is located, or any political subdivision of any of the foregoing. any such requirement imposed on any of the Banks not having the force of law shall be deemed to be a Bank Legal Requirement if such Bank reasonably believes that compliance therewith is in the best interest of such Bank.

         "Eurodollars" means, with respect to any Bank, deposits of United States Funds in a non-United States office or an international banking facility of such Bank.

         "Eurodollar Basic Rate" means, for any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits in an amount comparable to the Percentage Interest of BOk in the portion of a Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to such Eurodollar Interest Period are offered to BOk by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by BOk at approximately 10:00 a.m. (Tulsa, Oklahoma time) two Banking Days prior to the date upon which such Eurodollar Interest Period is to commence (which determination by BOk shall, in the absence of manifest error, be conclusive).

         "Eurodollar Interest Period" means any period, selected as provided in this Schedule I, of one or three months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to
Schedule I, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Administrative Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office, which determination by the Administrative Agent shall, in the absence of manifest error, be conclusive.

         "Eurodollar Loan" means each portion of the Loan bearing interest determined by reference to the Eurodollar Rate.

         "Eurodollar Office" means such non-United States office or international banking facility of any Bank as the Bank may from time to time select.

         "Eurodollar Pricing Options" means the options granted pursuant to
Article III to have the interest on any portion of a Loan computed on the basis of a Eurodollar Rate.

         "Eurodollar Rate" for any Eurodollar Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the Eurodollar Basic Rate for such Eurodollar Interest Period by (b) an amount equal to 1 minus the Eurodollar Reserve Rate; provided, however, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

         "Eurodollar Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Bank Legal Requirement to be maintained by any Bank against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to Eurodollar Pricing Options, (b) any other category of liabilities that includes Eurodollar deposits by reference to which the interest rate on portions of a Loan subject to Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a Eurodollar Pricing Option or
(d) any other category of extensions of credit, or other assets, that includes loan subject to a Eurodollar Pricing Option by a non-United States office of any of the Banks to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (i) as such weighted average is published for such day (or, if such day is not a

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


Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (ii) if such rate is not so published for such Banking Day, as determined by the Administrative Agent using any reasonable means of determination. Each determination by the Administrative Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Schedule I to have been used) to fund any portion of a Loan subject to a Eurodollar Pricing Option, and (b) any portion of a Loan subject to a Eurodollar Pricing Option funded (or deemed by Schedule I to have been funded) with the proceeds of any such Eurodollar deposit.

         "Leverage Ratio" shall have the meaning provided therefor in the Operating Partnership Credit Agreement.

         "Margin Period" means each period commencing on (and including) the first day of any fiscal quarter of Heritage Operating, L.P., a Delaware limited partnership ("HOP") and ending on (and including) the earlier of (i) the last day of such fiscal quarter of HOP, or (ii) the Final Maturity Date.

                           Eurodollar Pricing Options.

         Election of Eurodollar Pricing Options. Subject to all of the terms and conditions of the Revolving Credit Agreement and so long as no Default exists, the Borrower may from time to time, by irrevocable notice to the Administrative Agent actually received not less than the Banking Day immediately prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of a Loan as the Borrower may specify in such notice accrue and bear interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. No such election shall become effective:

                  (i) if, prior to the commencement of any such Eurodollar Interest Period, the Administrative Agent determines that (i) the electing or granting of the Eurodollar Pricing Option in question would violate a Bank Legal Requirement, (ii) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period; or

                  (ii) if any Bank shall have advised the Administrative Agent by telephone or otherwise at or prior to noon (Tulsa, Oklahoma time) on the immediately Banking Day prior to the commencement of such proposed Eurodollar Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such Eurodollar deposits, such Bank reasonably anticipates that Eurodollar deposits in an amount equal to the Percentage Interest of such Bank in the portion of such Loan as to which such Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question will not be offered in the Eurodollar market to such Bank at a rate of interest that does not exceed the anticipated Eurodollar Basic Rate.

         Notice to Banks and Borrower. The Administrative Agent will promptly inform each Bank (by telephone or otherwise) of each notice received by it from the Borrower pursuant hereto and of the Eurodollar Interest Period specified in such notice. Upon determination by the Administrative Agent of the Eurodollar Rate for such Eurodollar Interest Period or in the event such election shall not become effective, the Administrative Agent will promptly notify the Borrower and each Bank (by telephone or otherwise) of the Eurodollar Rate so determined or why such election did not become effective, as the case may be.

         Selection of Eurodollar Interest Periods. Eurodollar Interest Periods shall be selected so that:

                  (i) the minimum portion of a Loan subject to any Eurodollar Pricing Option shall be $100,000 and in integral multiple of $100,000 in excess thereof;


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


                  (ii) no more than a total of two Eurodollar Pricing Options shall be outstanding at any one time with respect to the Loans;

                  (iii) no Eurodollar Interest Period with respect to any part of a Loan subject to a Eurodollar Pricing Option shall expire later than its applicable Final Maturity Date.

         Additional Interest. If any portion of a Loan subject to a Eurodollar Pricing Option is repaid, or any Eurodollar Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option, the Borrower will pay to the Administrative Agent for the account of each Bank in accordance with such Bank's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance herewith) of interest for the unexpired portion of such Eurodollar Interest Period on the portion of such Loan so repaid, or as to which a Eurodollar Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such Eurodollar Pricing Option minus, (b) the lowest rate of interest obtainable by the Administrative Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Eurodollar Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such Eurodollar Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause
(b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Administrative Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes hereof, if any portion of a Loan which was to have been subject to a Eurodollar Pricing Option is not outstanding on the first day of the Eurodollar Interest Period applicable to such Eurodollar Pricing Option other than for reasons described above, the Borrower shall be deemed to have terminated such Eurodollar Pricing Option.

         Violation of Bank Legal Requirements. If any Bank Legal Requirement shall prevent any Bank from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of a Loan subject to a Eurodollar Pricing Option or otherwise from giving effect to such Bank's obligations as contemplated hereby, (a) the Administrative Agent may by notice to the Borrower terminate all of the affected Eurodollar Pricing Options, (b) the portion of such Loan subject to such terminated Eurodollar Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrower shall make any payment required hereby.

         Funding Procedure. The Banks may fund any portion of a Loan subject to a Eurodollar Pricing Option out of any funds available to the Banks. Regardless of the source of the funds actually used by any of the Banks to fund any portion of such Loan subject to a Eurodollar Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable hereunder, shall be computed as if each Bank had actually funded such Bank's Percentage Interest in such portion of such Loan through the purchase of deposits in such amount of the type by which the Eurodollar Basic Rate was determined with a maturity the same as the applicable Eurodollar Interest Period relating thereto and through the transfer of such deposits from an office of the Bank having the same location as the applicable Eurodollar Office to one of such Bank's offices in the United States of America.

         Reserve Requirements. If any Bank Legal Requirement shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability, or (c) change the basis of taxation of Funding Liabilities or payments in respect (other than changes in the rate of taxes measured by the overall net income of such Bank) and the effect of any of the foregoing shall be to increase the cost to any Bank of issuing, making, funding or maintaining its respective Percentage Interest in any portion of a Loan subject to a Eurodollar Pricing Option, to reduce the amounts received or receivable by such Bank under this Agreement or to require such Bank to make any payment or forego any amounts otherwise payable to such Bank under this Agreement, then, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation hereunder and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Administrative Agent for the account of such Bank such additional amounts as are specified by such Bank in such certificate as sufficient to compensate such Bank for such increased cost or such reduction; provided, however, that the foregoing provisions shall not apply to any Tax or to any reserves which are included in computing the Eurodollar Reserve Rate. The determination by such Bank of the amount of such costs shall, in the absence of manifest error, be conclusive.

         Taxes. All payments of the Indebtedness shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrower is required by law to make such deductions. If (a) any Bank shall be subject to any Tax with respect to any payment of the Indebtedness or its obligations hereunder or (b) the Borrower shall be required to withhold or deduct any Tax on any payment on the Indebtedness, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation hereunder and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Administrative Agent for such Bank's account such additional amount as is necessary to enable such Bank to receive the amount of Tax so imposed on the Bank's obligations hereunder or the full amount of all payments which it would have received on the Indebtedness (including amounts required to be paid pursuant to this Schedule I) in the absence of such Tax, as the case may be. Whenever Taxes must be withheld by the Borrower with respect to any payments of the Indebtedness, the Borrower shall promptly furnish to the Administrative Agent for the account of the applicable Bank official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Borrower fails to pay any such Taxes when due or fails to remit to the Administrative Agent for the account of the applicable Bank the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrower shall indemnify the affected Bank for any incremental Taxes and interest or penalties that may become payable by such Bank as a result of any such failure. The determination by such Bank of the amount of such Tax and the basis therefor shall, in the absence of manifest error, be conclusive.

         Capital Adequacy. If any Bank shall determine that compliance by such Bank with any Bank Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Bank and its Affiliates as a consequence of such Bank's commitment to make the extensions of credit contemplated hereby, or such Bank's maintenance of the extensions of credit contemplated hereby, to a level below that which such Bank could have achieved but for such compliance (taking into consideration the policies of such Bank and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Bank and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Bank to be material, then, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation hereunder and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Administrative Agent for the account of such Bank such additional amounts as shall be sufficient to compensate such Bank for such reduced return. The determination by such Bank of the amount to be paid to it and the basis for computation thereof shall, in the absence of manifest error, be conclusive. In determining such amount, such Bank may use any reasonable averaging, allocation and attribution methods.

         Regulatory Changes. If any Bank shall determine that (a) any change in any Bank Legal Requirement (including any new Bank Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to a Loan or the return to be earned by such Bank on such Loan, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making or maintaining of, or such Bank's commitment to make, its portion of such Loan, or (iii) require such Bank or any Affiliate of such Bank to make any payment on, or calculated by reference to, the gross amount of any amount received by such Bank under any Credit Document, and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate, then, within 15 days after the receipt by the Borrower of a certificate from such Bank setting forth why it is claiming compensation hereunder and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to such Bank such additional amounts as such Bank determines will, together with any adjustment in the Applicable Rate, fully compensate for such reduction, increased cost or payment. The determination by such Bank of the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Bank may use any reasonable averaging and attribution methods.


                                       I-5